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                                                                 Exhibit 99.(k)7

                   PREFERRED SHARES INDEMNIFICATION AGREEMENT

        This Preferred Shares Indemnification Agreement (the "Agreement"), dated as of May __, 2004, is entered into among Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, a registered closed-end management investment company (the "Fund"), Claymore Advisors, LLC, the investment adviser to the Fund (the "Investment Adviser"), Western Asset Management Company, the investment subadviser to the Fund (the "Investment Manager") and Claymore Securities, Inc. ("Claymore," and together with the Investment Adviser, the "Claymore Parties").

        WHEREAS, the Fund, the Investment Adviser, the Investment Manager, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of various underwriters have entered into a Purchase Agreement dated May __, 2004 (the "Purchase Agreement"), in connection with the initial public offering of auction market preferred shares of beneficial interest of the Fund (the "Preferred Shares");

        WHEREAS, the Fund, the Investment Adviser, the Investment Manager and Claymore have entered into an Expense Reimbursement and Underwriter Participation Agreement dated as of December 15, 2003 (the "Expense Agreement"), which set forth an agreement relating to (i) certain distribution assistance to be provided by Claymore to the Fund, limited exclusively to providing offering and marketing materials and additional information to registered broker-dealers who were part of the underwriting syndicate publicly offering the common shares of beneficial interest of the Fund (the "Common Shares") and at a later date preferred shares of beneficial interest of the Fund, including the Preferred Shares, and (ii) the payment by the Investment Adviser, Claymore and the Investment Manager and reimbursement by the Fund of certain expenses in connection with the organization of the Fund and the offering of the Common Shares; and

        WHEREAS, the parties hereto now wish to address certain matters relating to the Preferred Shares;

        NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1.      STATUS OF CLAYMORE.

                Claymore represents and warrants to the Investment Manager and the Fund that:

        (a) Claymore is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas, and has the corporate power and authority to execute this Agreement.

        (b) Each of the execution and delivery by Claymore of this Agreement and the performance by Claymore of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or by-laws of Claymore, or any provision of any indenture, agreement or other instrument to which Claymore is a party or by which any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with

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due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

        (c) This Agreement has been duly executed and delivered by Claymore and constitutes the legal, valid and binding obligation of Claymore, enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting creditor's rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.      CLAYMORE'S COVENANTS.

        (a) Claymore covenants and agrees that it will not make any written representations or provide any written information to any person concerning the Fund other than those contained in the Fund's registration statement on Form N-2 relating to the Preferred Shares, as amended from time to time (the "Registration Statement"), or any marketing materials relating to the Preferred Shares approved by the Fund and the Investment Manager.

        (b) Claymore represents and agrees that, during the pendency of the initial offering period of the Preferred Shares, Claymore has not engaged, and will not engage, directly or indirectly, in any activities that would result in, or otherwise assist in, the formation, registration, marketing or sale of any open- or closed-end registered management investment company investing primarily in U.S. Treasury Inflation Protected Securities, global linkers or other inflation-linked bonds.

3.      REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT ADVISER.

        The Investment Adviser represents and warrants to the Investment Manager and the Fund as of the date hereof to the same extent as those representations and warranties made by the Investment Adviser set forth in Section 1(c) of the Purchase Agreement, as if set forth in full herein; provided, however, that each such representation and warranty that refers to "this Agreement" in such Section 1(c) shall, for purposes of this Preferred Shares Indemnification Agreement, be deemed to refer both to the Purchase Agreement and to this Preferred Shares Indemnification Agreement.

4.      REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT MANAGER.

        The Investment Manager represents and warrants to the Investment Adviser and the Fund as of the date hereof to the same extent as those representations and warranties made by the Investment Manager set forth in Section 1(b) of the Purchase Agreement, as if set forth in full herein; provided, however, that each such representation and warranty that refers to "this Agreement" in such Section 1(b) shall, for purposes of this Preferred Shares Indemnification Agreement, be deemed to refer both to the Purchase Agreement and to this Preferred Shares Indemnification Agreement.

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5.      INDEMNIFICATION.

        (a) Claymore shall indemnify and hold harmless the Fund, the Investment Manager and their respective affiliates, shareholders, officers, trustees, directors, agents and employees from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by Claymore of any provision of this Agreement;
(ii) any willful misfeasance or gross negligence by Claymore in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law by Claymore and its employees, agents or representatives; (iv) actions or claims (for expenses or otherwise) arising out of or based upon the Purchase Agreement, but only to the extent such actions or claims arise out of or are based upon an act or omission by Claymore, or (v) any acts or omissions of the Investment Manager or the Fund and their respective affiliates, partners, shareholders, officers, directors, agents and employees taken or not taken, as the case may be, in reliance upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (as defined in the Purchase Agreement), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, such statement or omission relates to Claymore or the services it provides to the Fund and/or the Investment Manager.

        (b) To the extent permitted by Section 17(i) of the Investment Company Act of 1940, the Fund shall indemnify and hold harmless Claymore, the Investment Manager and the Investment Adviser and their affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Fund of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Fund in the performance of its duties and obligations hereunder; or (iii) any violation of any applicable law by the Fund, its employees, agents or representatives other than Claymore, the Investment Adviser, the Investment Manager, and in each case other than any such breach, willful misfeasance, gross negligence or violation caused by an act or omission of Claymore, the Investment Adviser or the Investment Manager.

        (c) The Investment Manager shall indemnify and hold harmless Claymore and the Investment Adviser and their affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Investment Manager of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Investment Manager in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law in relation to the Fund by the Investment Manager, its employees, agents or representatives; or (iv)

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actions or claims (for expenses or otherwise) arising out of or based upon the
Purchase Agreement, but only to the extent such actions or claims arise out of or are based upon an act or omission by the Investment Manager.

        (d) Each Claymore Party shall indemnify and hold harmless the Fund, the Investment Manager and their affiliates, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any material breach by the Investment Adviser of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Investment Adviser in the performance of its duties and obligations hereunder;
(iii) any violation of any applicable law in relation to the Fund by the Investment Adviser, its employees, agents or representatives; or (iv) actions or claims (for expenses or otherwise) arising out of or based upon the Purchase Agreement, but only to the extent such actions or claims arise out of or are based upon an act or omission by the Investment Adviser.

        (e) To the extent that a loss, claim, damage, liability or expense described in Section 5(a)(iv) and 5(d)(iv), on the one hand, and Section 5(c)(iv), on the other hand, arises out of or is based upon an act or omission by both a Claymore Party and the Investment Manager, each party shall indemnify the other in such proportion as is appropriate to reflect the relative fault of the Claymore Party (or Claymore Parties) on the one hand and of the Investment Manager on the other hand that resulted in such loss, claim, damage, liability or expense. The relative fault of the Claymore Party (or Claymore Parties) and the Investment Manager shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the act or omission that resulted in such loss, claim, damage, liability or expense. For avoidance of doubt, the Claymore Parties on the one hand and the Investment Manager on the other hand shall be deemed to be equally involved in the offering of Preferred Shares of the Fund and the preparation of the preliminary prospectus relating to the offering of Preferred Shares, the Prospectus and the Registration Statement. Any act or omission by the Fund shall not be attributed to either a Claymore Party or the Investment Manager, unless caused by such party.

        (f) The indemnified party or parties (the "Indemnified Party") shall give notice to the other party or parties (the "Indemnifying Party") promptly after the summons or other first legal process is served on the Indemnified Party for any claim, notice of claim or arbitration demand as to which indemnity may be sought pursuant to paragraphs (a), (b), (c) and (d) of this Section 5. The Indemnifying Party shall assume the defense of any such claim or any litigation resulting from it, with counsel selected by it with the approval of the Indemnified Party, which approval shall not be unreasonably withheld; provided that the Indemnified Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this paragraph (f) shall not relieve the Indemnifying Party from any liability unless such failure to give proper notice materially prejudices the Indemnifying Party's ability to defend the claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

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6.      NOTICES.

                Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified first class mail, return receipt requested, nationally recognized overnight courier service, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Fund, the Investment Manager, the Investment Adviser and Claymore shall be given or sent to the addresses set forth below.

                If to the Fund:

                        Western Asset/Claymore U.S. Treasury
                           Inflation Protected Securities Fund 2
                        c/o Western Asset Management Company
                        385 East Colorado Boulevard
                        Pasadena, CA 91101
                        Attention: Gregory B. McShea
                        Telephone No.: 626.844.9985
                        Fax No.: 626.844.8265

                If to the Investment Manager:

                        Western Asset Management Company
                        385 East Colorado Boulevard
                        Pasadena, CA 91101
                        Attention: James W. Hirschmann III
                        Telephone No.: 626.844.9515
                        Fax No.: 626.844.9915

                If to Claymore:

                        Claymore Securities, Inc.
                        210 N. Hale Street
                        Wheaton, Illinois 60187
                        Attention: Nicholas Dalmaso
                        Telephone No.: 630.315.2036
                        Fax No.: 630.784.6303
                        e-mail: ndalmaso@claymoresecurities.com

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                If to the Investment Adviser:

                        Claymore Advisors, LLC
                        210 N. Hale Street
                        Wheaton, Illinois 60187
                        Attention: Nicholas Dalmaso
                        Telephone No.: 630.315.2036
                        Fax No.: 630.784.6303
                        e-mail: ndalmaso@claymoresecurities.com

7.      TERMINATION AND AMENDMENT.

        (a) This Agreement shall become effective as of the date set forth above and may be terminated by the Fund or the Investment Manager upon 30 days notice in writing to Claymore and the Investment Adviser. Section 5 hereof shall survive the termination of this Agreement.

        (b) This Agreement may be amended only by a writing signed by the parties hereto.

8.      MISCELLANEOUS.

        (a) This Agreement sets forth the entire Agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereof.

        (b) This Agreement may be assigned by any party hereto only with the prior written consent of the other parties hereto.

        (c) No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

        (d) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

        (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without reference to the conflict of laws principles thereof.

        (g) A copy of the Fund's Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

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        (h)     Any duties, obligations or responsibilities of a party set forth herein are in addition to, and not in limitation of, any duties, obligations or responsibilities of such party pursuant to the Expense Agreement.

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        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

WESTERN ASSET/CLAYMORE U.S. TREASURY
INFLATION PROTECTED SECURITIES FUND 2


By:
   -------------------------------
   Name:
   Title:


CLAYMORE SECURITIES, INC.


By:
   -------------------------------
   Name: Nicholas Dalmaso
   Title: Senior Managing Director and General Counsel


CLAYMORE ADVISORS, LLC


By:
   -------------------------------
   Name:
   Title:


WESTERN ASSET MANAGEMENT COMPANY


By:
   -------------------------------
   Name:
   Title:

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